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                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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Vitafort International Corporation
Los, Angeles, California

We consent to the incorporation by reference in the Registration Statement on Form S-8 No. 33-300435, No. 33-304271, No. 33-307989, No. 33-317763, No. 33-
331479, and No. 33-335067 of Vitafort International Corporation of our report dated March 25, 1998 relating to the consolidated balance sheet of Vitafort International Corporation and subsidiaries as of December 31, 1997, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the year then ended, which report appears in the December 31, 1997, annual report on Form 10-KSB of Vitafort International Corporation and Subsidiaries.

                                              /s/ BDO Seidman, LLP

                                                  BDO Seidman, LLP

Los Angeles, California
March 30, 1998